UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 13, 2007

DELI SOLAR (USA), INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-12561	95-3819300
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Building 3 No 28, Feng Tai North Road Beijing, China	100071
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (86)-10-63850516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2007 Deli Solar (USA), Inc. (the “Company”) entered into a number of agreements with Barron Partners L.P., a Delaware limited partnership, and two other investors (the “Investors”), pursuant to a private placement transaction providing for the sale to the investors for an aggregate purchase price of $2,750,000 (or $1.55 per share) of

(i)	1,774,194 shares of Series A Preferred Stock (with each share of Series A Preferred Stock being convertible into one (1) share of Common Stock, subject to adjustment)

(ii)	five year warrants to purchase 1,774,194 shares of Common Stock at an exercise price $1.90 per share (the “Class A Warrants”), and

(iii)	five year warrants to purchase an additional 1,774,194 shares of Common Stock at an exercise price of $2.40 per share (the “Class B Warrants,” and together with the Class A Warrants, the “Warrants”).

Additional shares of Series A Preferred Stock (not to exceed 900,000) are required to be delivered to the investors in the event that the Company fails to achieve certain pre tax income targets for the fiscal years ended December 31, 2007 and 2008.

In connection with the placement the Company issued Trenwith Securities, LLC warrants to purchase 106,452 shares exercisable for a period of five years at an exercise price of $1.71 per share and a transaction fee equal to $165,000. In connection with their appointment, the Company had previously issued Trenwith five year warrants to purchase 75,000 shares of Common Stock at an exercise price of $2.91 per share.

The agreements include, without limitation, a Securities Purchase Agreement, a Certificate of Designation, the Warrants, a Registration Rights Agreement and various ancillary agreements and certificates, disclosure schedules and exhibits in support thereof, each dated June 13, 2007 (except for the Certificate which was dated June 12 , 2007). The following is a summary of each of these agreements. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Securities Purchase Agreement

The Securities Purchase Agreement provides for the purchase by the Investors of the securities as described below.

Name and Address	Amount of Investment	Number of Shares of Series A Preferred Stock	Number of Shares Underlying Series A Preferred Stock	Number of Shares Underlying $1.90 Warrants	Number of Shares Underlying $2.40 Warrants
Barron Partners LP	$2,550,000	1,645,162	1,645,162	1,645,162	1,645,162
Eos Holdings	$100,000	64,516	64,516	64,516	64,516
Matthew Hayden	$100,000	64,516	64,516	64,516	64,516
	$2,750,000	1,774,194	1,774,194	1,774,194	1,774.194

Representations; Warranties; Indemnification: The Securities Purchase Agreement contains representations and warranties of the Company and the Investors which are customary for transactions of this type. The Securities Purchase Agreement also obligates the Company to indemnify the Investors for any losses arising out of any breach of the agreement or failure by the Company to perform with respect to the representations, warranties or covenants contained in the agreement.

Covenants: The Securities Purchase Agreement contains certain covenants on the part of the Company, including the following:

•
the Company may not issue any convertible debt or any shares of convertible preferred stock for three years from the closing date (or the date, if earlier, that the Investors have converted all the Series A Preferred Stock, exercised all Warrants and sold the underlying Shares in the public market).

•	the Company must use the proceeds of the financing for acquisitions and working capital purposes and not to repay any outstanding debt or to redeem or repurchase any equity securities.

•
the Company cannot have any debt outstanding in an amount greater than twice EBITDA from continuing operation for the prior four quarters. This restriction continues for three years from the closing (or the date, if earlier, that the Investors have converted all the Series A Preferred Stock, exercised all Warrants and sold 90% of the underlying Shares in public market).

•
the Company cannot enter into any transaction that have any reset features that could result in additional shares being issued. This restriction continues for five years from the closing (or the date, if earlier, on which the Investors have converted all the Series A Preferred Stock, exercised all Warrants and sold the underlying Shares in the public market.

•
the Company must within thirty (30) days after the closing date increase the size of the Board of Directors to five or seven and cause the appointment of a majority of the Board of Directors to be “independent directors,” as defined by the rules of the Nasdaq Stock Market. The Company is required to pay the Investors liquidated damages equal to one percent (1%) per month of the purchase price of the then outstanding shares of Series A Preferred Stock, in cash or in Series A Preferred Stock at the option of the Investors, based on the number of days that such obligation is not met beyond certain grace periods.

•
the Company must within sixty (60) days after the closing, appoint (i) an audit committee comprised solely of not less than three independent directors and a (ii) compensation committee comprised of not less than three directors, a majority of whom are independent directors. The Company is required to pay the Investors liquidated damages equal to one percent (1%) per month of the purchase price of the then outstanding Series A Preferred Stock payable in cash or in Series A Preferred Stock at the option of Investors, based on the number of days that such condition exists beyond certain grace periods.

•
the Company must for a period three years after the closing, obtain approval from the Board of Directors or Compensation Committee (comprised of a majority of independent directors) that any awards other than salary for any officer, director or consultants whose compensation is more than $100,000 per annum are customary, appropriate and reasonable.

•	the Company is required to retain an investor relations firm within 30 days after the closing.

Right of First Refusal. Each Investor has the right to participate pro rata in any financing within eighteen months subsequent to the closing.

Adjustment to Conversion Price of Series A Preferred Stock; Full Ratchet. If, after the closing, the Company issues Common Stock at a sale price, or issues warrants, options, convertible debt or equity securities with a exercise or conversion price per share which is lower than the conversion price of the Series A Preferred Stock (currently $1.55) then in effect, the conversion price of the Series A Preferred Stock in effect from and after the date of such transaction will be reduced to the lower price.

Delivery of up to 900,000 additional shares of Series A Preferred Stock from Escrow Based on Pre-Tax Income Per Share: The Company delivered to the Escrow Agent at the Closing 900,000 shares of Series A Preferred Stock (the “Make Good Escrow Stock”). If the Company’s consolidated Pre-Tax Income for the year ended December 31, 2007 is less than $3,000,000 (or Pretax Income Per Share of $0.22 on a fully diluted basis (the “2007 Target Number”) the “2007 Percentage Shortfall” will be computed by dividing the amount of the shortfall by the 2007 Target Number. If the 2007 Percentage Shortfall is equal to or greater than thirty three and one-third percent (33 1/3%), then the escrow agent shall deliver all of the Make Good Escrow Stock to the Investors. If the 2007 Percentage Shortfall is less than thirty three and one-third percent (33 1/3%), then the escrow agent will (i) deliver to the Investors the number of shares of the Make Good Escrow Stock as is determined by multiplying the 2007 Percentage Shortfall by 2,750,000 (not to exceed 900,000), and (ii) deliver to the Escrow Agent the remaining shares of Make Good Escrow Stock, if any (the “Remaining Escrowed Shares”). If the Company’s consolidated Pre-Tax Income for the year ended December 31, 2008 is less than $5,500,000 (or Pretax Income Per Share of $0.40 on a fully diluted basis (the “2008 Target Number”) the “2008 Percentage Shortfall” shall be computed by dividing the amount of the shortfall by the 2008 Target Number. If the 2008 Percentage Shortfall is equal to or greater than thirty three and one-third percent (33 1/3%), then the escrow agent shall deliver all of the Remaining Escrowed Shares to the Investors. If the 2008 Percentage Shortfall is less than thirty three and one-third percent (33 1/3%), then the escrow agent shall (i) deliver to the Investors the number of shares of the Make Good Escrow Stock as is determined by multiplying the 2008 Percentage Shortfall by 2,750,000 (not to exceed the Remaining Escrowed Shares) and (ii) deliver to the Company any Remaining Escrowed Shares. The Investors shall not be entitled to any of the Make Good Escrow Stock for 2008 and all Remaining Escrowed Shares shall be returned to the Company if the Company does not receive at least $4,000,000 from the Investors (within 90 days after the effectiveness of the first Registration Statement filed pursuant to the Registration Rights Agreement) either through the exercise of Warrants, or additional equity financing.

Insider Selling. The Company’ officers, directors or affiliates are prohibited from selling any shares of Common Stock in the public market for a period or 24 months from the closing (or the earlier date that the Investors have converted all the Series A Preferred Stock, exercised all the Warrants and sold the underlying shares in the public market).

Subsequent Equity Sales; Variable Rate or MFN Transactions. For as long as the Investors continue to beneficially own at least 15% of the outstanding shares of the Series A Preferred Stock or Common Stock issued on conversion thereof, the Company shall not effect or enter into an agreement to effect any subsequent financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below). A “Variable Rate Transaction” means a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. An“MFN Transaction” means a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. Any Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

The Series A Preferred Stock

The rights and preferences of the Series A Preferred Stock are set forth in the Certificate of Designation. The following is a summary of the rights and preferences:

No Dividends. No dividends are payable with respect to the Series A Preferred Stock.

Voting Rights. The Series A Preferred Stock has no voting rights except as required by Nevada law. However, the approval of the holders of 75% of the Series A Preferred Stock is required for the Company:

•	to change the powers, preferences or rights of the Series A Preferred Stock or to alter or amend the Certificate of Designation;
•
to authorize or create any class of stock ranking as to dividends or distribution of assets on liquidation senior to or pari passu with the Series A Preferred Stock, or any series of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series A Preferred Stock;

•	increase the authorized number of shares of Series A Preferred Stock or the number of authorized shares of Preferred Stock; and
•	to amend its certificate of incorporation in breach of any of the above provisions.

Liquidation Preference. On liquidation the holders are entitled to receive $1.55 per share of Series A Preferred Stock (out of available assets) before any distribution or payment can be made to the holders of any junior securities.

Fundamental Transactions: Holders of Series A Preferred Stock may elect to treat a Fundamental Transaction or a transaction involving a change of control as a liquidation as to such holder.

Conversion.

Conversion at Option of Holder. Each share of Series A Preferred Stock is convertible at any time into one share of Common Stock at the option of the holder. If the conversion price (initially $1.55) is adjusted the conversion ratio shall likewise be adjusted and the new conversion ratio shall determined by multiplying the conversion ratio in effect by a fraction, the numerator of which is the conversion price in effect before the adjustment and the denominator of which is the new conversion price.

Automatic Conversion on Change of Control. In the event of a “change of control” the shares of Series A Preferred Stock shall be automatically converted into Common Stock. However, holders may elect to treat a fundamental transaction or a transaction involving a change of control as a liquidation as to such holder.

4.9% Beneficial Ownership Limitation. Except in certain circumstances, the right of the holder to convert the Series A Preferred Stock shall be subject to the 4.9% limitation, with the result that Company shall not effect any conversion of the Series A Preferred Stock, and the holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that after giving effect to such conversion, the holder (together with the holder’s affiliates) would beneficially own in excess of 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion.  Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act, and Regulation 13d-3 thereunder. The 4.9% limitation may not be waived or amended.

Liquidated Damages for Failing to Timely Deliver Certificates: If the Company fails to deliver to the holder the appropriate stock certificates within two trading days of the conversion date, the Company is required to pay the holder, in cash, liquidated damages for each $5,000 of conversion value of Series A Preferred Stock being converted, $50 per trading day (increasing to $100 per trading day after three (3) trading days and increasing to $200 per trading day six (6) trading days after such damages begin to accrue) for each trading day until such certificates are delivered. In addition, if the Company fails to deliver to the holder such certificates on the requisite dates, and if thereafter the holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such holder of the shares which the Holder was entitled to receive upon the conversion, then the Company is required to pay in cash to the holder the amount by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed.

Certain Adjustments.

Stock Dividends and Stock Splits. Appropriate adjustments will be made to the conversion ratio in the event of a stock dividend, stock distribution, stock split or reverse stock split or reclassification with respect to the outstanding shares of Common Stock.

Price Adjustment; Full Ratchet: If after the closing (except for certain exempted issuances), the Company issues any Common Stock at a price, or issues warrants, options, convertible debt or equity securities with a exercise price per share or conversion price which is lower than the conversion price then in effect ,the conversion price in effect from and after the date of such transaction shall be reduced to the lower price.

Pro Rata Distributions. If the Company at any time after the closing distributes to the holders of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the conversion price shall be determined by multiplying the conversion price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.

Fundamental Transaction. If the Company effects a merger, sells all or substantially all of its assets, any tender offer or exchange offer is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each , a “Fundamental Transaction”), then on any subsequent conversion of this Series A Preferred Stock, the holder shall have the right to receive, for each share of Common Stock that would have been issuable on such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as the holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction the holder of Common Stock.

The Warrants

The Class A Warrants entitle the holders to purchase up to an aggregate of 1,774,194 shares of Common Stock for a period of five years from the date there of at an exercise price of $1.90 per share. The Class B Warrants entitle the holders to purchase up to an aggregate of 1,774,194 shares of Common Stock for a period of five years from the date thereof at an exercise price of $2.40 per share. The terms of the Class A Warrants and Class B Warrants are substantially identical except that only the Class A Warrants grant the Company the right to redeem under the circumstances set forth therein.

Cashless Exercise. The holders of the Warrants may make a cashless exercise but not until twelve (12) months after the original issue date and only then if the resale of the Warrant shares by the Holder is not covered by an effective registration statement.

Maximum Exercise; 4.9% Limitation. The Warrant holder is not permitted to exercise the Warrant to the extent that on the date of exercise such exercise would result in beneficial ownership by the Warrant holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock on such date. This provision may be not be waived or amended.

Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The exercise price of the Warrants and the number of shares of Common Stock or other securities at the time issuable upon exercise of the Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, stock distribution, combination of shares, reverse split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other person, or any other corporate reorganization, in which the Company is not the continuing or surviving entity of such consolidation, merger or reorganization, then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such transaction shall receive, the stock and other securities and property (including cash) to which the holder would have been entitled to if such holder had exercised the Warrant immediately prior to the effectiveness of such transaction.

Sales of Common Stock at less than the Exercise Price; Weighted Average Adjustment. Subject to certain exceptions, if the Company sells or issues any Common Stock at a per share price, or warrants, options, convertible debt or equity securities with an exercise price per share or a conversion price which is less than the Warrant exercise price then in effect, the exercise price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the exercise price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received or receivable for the issuance of such additional shares would purchase at the exercise price then in effect, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares including the exercise or conversion of all options, warrants and other convertible securities.

Exercise Price is Subject to Adjustments Based on Pre-Tax Income per Share. In the event the Company’s consolidated Pre-Tax Income (as defined in the Purchase Agreement) for the year ended December 31, 2007 is less than the 2007 Target Number as set forth in the Purchase Agreement, then the Exercise Price shall be reduced by the percentage shortfall, up to a maximum of 75%. In the event the Company’s consolidated Pre-Tax Income for the year ended December 31, 2008 is less than the 2008 Target Number as set forth in the Purchase Agreement, then the Exercise Price shall be reduced by the percentage shortfall, again up to a maximum of 75%. Any reductions to the exercise price made under this provision will not in the aggregate exceed 75% of the initial exercise price.

Right of Redemption. The Company has the right to redeem the outstanding Class A Warrants at the redemption price of one cent ($.01) per share on written notice given not less than forty five (45) days prior to the redemption date, provided that the market price of the Common Stock shall equal or exceed the 200% of the exercise price (the “Target Price”) on each trading day in the twenty (20) trading days period ending on the trading day prior to the date that the Company calls the Class A Warrants for redemption. The Company may only exercise the right of redemption if a registration statement covering the sale by the holder of the underlying shares of Common Stock is current and effective on each day in the period commencing on the first day of the twenty day period and ending forty five (45) days after the redemption date and the right of redemption only applies with respect to the Warrant shares included in such registration statement. In the event that, at any time subsequent to the date on which the Class A Warrants are called for redemption and before the redemption date, the resale of the Warrant shares are not covered by a current and effective registration statement, the Company’s right to call the Warrants for redemption shall be suspended until such time as the resale of the Warrant shares are covered by a current and effective registration statement. The redemption date shall be postponed for two (2) trading days for each day after the Warrants are called for redemption that the market price of the Common Stock is less than the Target Price; provided, however, that if the market price is less than the Target Price for ten (10) consecutive trading days or fifteen (15) trading days during the period from the date the Warrants are called for redemption to the Redemption Date, the Company’s right to redeem any Warrants not theretofore exercised shall terminate subject to the right of the Company to call the remaining Warrants for redemption pursuant to this call right.

Registration Rights Agreement

The Company has agreed, among other things, (i) to prepare and file an initial registration statement within 60 days of the date of the agreement to register for resale by the investors all of the shares underlying the Series A Preferred Stock and the Warrants (or such lesser number as the SEC shall permit) and (ii) to use commercially reasonable best efforts to have that registration declared effective on the earlier occur of (i) 150 days of the filing date, (ii) ten days following receipt of a no review or similar letter from the SEC or (ii) the third business day following the day the Company receives notice for the SEC that the SEC has determined that the registration statement is eligible to be declared effective without further comments by the SEC. The Company has also agreed to, as soon as reasonably practicable (but no later than 30 days) following the date on which the Company is permitted by then current SEC Guidance to file a subsequent registration statement, use its commercially reasonable best efforts to file a subsequent registration statement covering 100% of the remaining registrable securities (or such lesser number as the SEC deems appropriate). The Company has agreed to continue this process until such time as all of the registrable securities shall have been registered. The failure of the Company to meet this schedule and other timetables provided in the registration rights agreement could result in the imposition of liquidated damages, which are payable through the issuance of additional shares of Series A Preferred Stock at the rate of 17,742 shares of Series A Preferred Stock for each month, capped at 266,129 shares. However, in no event will any liquidated damages be payable by the Company on shares that the SEC deems not appropriate for registration pursuant to Rule 415.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to Item 1.01 for information relating to the issuance of securities pursuant to the Securities Purchase Agreement. The securities issued in this transaction were issued in connection with a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act.

Item 7.01 Regulation FD Disclosure

The Company has issued a press release regarding the Securities Purchase Agreement and the related transaction which is filed as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.  Description of Exhibit

4.1	Certificate of Designation as filed with the Secretary of State of Nevada on June 12 , 2007

4.2	Form of 1.90 Warrant to Investors

4.3	Form of 2.40 Warrant to Investors.

4.4	Form of Series A Preferred Stock Certificate

10.1.	Securities Purchase Agreement dated June 13, 2007 by and among the Company, Barron Partners LP and the other investors named therein.

10.2	Registration Rights Agreement dated June 13, 2007 by and among the Company, Barron Partners LP and the other investors named

10.3	Stock Escrow Agreement dated June 13, 007 by and between the Company and Tri-State Title & Escrow, LLC, as escrow agent

10.4	Closing Escrow Agreement dated June 13, 007 by and between the Company and Barron Partners, L.P., and the other investors named therein and Tri-State Title & Escrow, LLC, as escrow agent

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2007

Deli Solar (USA), Inc.
(Registrant)

By:	/s/ Deli Du
Deli Du
Chief Executive Officer